                                                                     EXHIBIT 99H

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                       DELINQUENT LOANS BY PROPERTY TYPE
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                 % of Type of                  % of Type of                  % of Type of
                                                   Gross                          Gross                         Gross
                                    Dec. 31,       Loans        Sept. 30,         Loans       June 30,          Loans
                                     1997        Receivable       1997         Receivable       1997         Receivable
                                  -----------    ----------     ---------      -----------    ---------      -----------
Single-family  1-4 units:
   31 - 60 Days                    $ 42,706       0.48%          $ 47,820       0.53%          $ 46,172       0.52%
   61 - 90 Days                      15,723       0.18%            18,315       0.20%            17,030       0.19%
   Over 90 Days                      75,316       0.86%            85,787       0.94%            82,989       0.95%
                                   --------       -----          --------       ----           --------       ----
                                    133,745       1.52%           151,922       1.67%           146,191       1.66%
                                   --------       -----          --------       ----           --------       ----

Multi-family  5-36 units:
   31 - 60 Days                       5,469       0.38%             8,452       0.58%             8,944       0.61%
   61 - 90 Days                       1,414       0.10%             5,551       0.38%             3,021       0.20%
   Over 90 Days                      11,630       0.82%            11,118       0.77%            17,713       1.20%
                                   --------       -----          --------       ----           --------       ----
                                     18,513       1.30%            25,121       1.73%            29,678       2.01%
                                   --------       -----          --------       ----           --------       ----

Multi-family  37 or more units:
   31 - 60 Days                        ----       ----               ----       ----              1,312       0.38%
   61 - 90 Days                        ----       ----               ----       ----               ----       ----
   Over 90 Days                        ----       ----              1,503       0.43%              ----       ----
                                   --------       ----           --------       ----           --------       ----
                                       ----       ----              1,503       0.43%             1,312       0.38%
                                   --------       ----           --------       ----           --------       ----

Non-residential:
   31 - 60 Days                       8,341       0.81%             7,340       0.69%            11,240       0.93%
   61 - 90 Days                       3,822       0.37%             5,035       0.47%             3,079       0.26%
   Over 90 Days                       9,538       0.92%             9,281       0.87%            14,149       1.17%
                                   --------       -----          --------       ----           --------       ----
                                     21,701       2.10%            21,656       2.03%            28,468       2.36%
                                   --------       ----           --------       ----           --------       ----

Commercial:
   31 - 60 Days                       5,437       2.32%             8,515       4.00%             3,235       2.02%
   61 - 90 Days                       3,041       1.30%             2,374       1.11%             1,935       1.21%
   Over 90 Days                       2,146       0.92%             1,853       0.87%               726       0.45%
                                   --------       ----           --------       ----           --------       ----
                                     10,624       4.54%            12,742       5.98%             5,896       3.68%
                                   --------       ----           --------       ----           --------       ----

Consumer:
   31 - 60 Days                       1,711       1.24%             1,020       0.83%             1,560       1.29%
   61 - 90 Days                         709       0.51%               559       0.45%               624       0.52%
   Over 90 Days                         646       0.47%               782       0.63%             1,562       1.29%
                                   --------       ----           --------       ----           --------       ----
                                      3,066       2.22%             2,361       1.91%             3,746       3.10%
                                   --------       ----           --------       ----           --------       ----

Total:
   31 - 60 Days                      63,664       0.53%            73,147       0.59%            72,463       0.60%
   61 - 90 Days                      24,709       0.21%            31,834       0.26%            25,689       0.21%
   Over 90 Days                      99,276       0.83%           110,324       0.90%           117,139       0.96%
                                   --------       ----           --------       ----           --------       ----
                                   $187,649       1.57%          $215,305       1.75%          $215,291       1.77%
                                   ========       ====           ========       ====           ========       ====

                                                      % of Type of                  % of Type of
                                                         Gross                         Gross
                                  Mar. 31,               Loans       Dec. 31,          Loans
                                    1997              Receivable       1996         Receivable
                                  ---------           -----------    ---------      -----------
Single-family  1-4 units:
   31 - 60 Days                    $ 52,181            0.63%          $ 52,280       0.65%
   61 - 90 Days                      18,035            0.22%            22,787       0.28%
   Over 90 Days                      93,111            1.12%           100,006       1.23%
                                   --------            ----           --------       ----
                                    163,327            1.97%           175,073       2.16%
                                   --------            ----           --------       ----

Multi-family  5-36 units:
   31 - 60 Days                      11,351            0.76%            10,507       0.69%
   61 - 90 Days                       4,105            0.27%             4,932       0.33%
   Over 90 Days                      17,405            1.16%            21,009       1.39%
                                   --------            ----           --------       ----
                                     32,861            2.19%            36,448       2.41%
                                   --------            ----           --------       ----

Multi-family  37 or more units:
   31 - 60 Days                        ----            ----              1,887       0.50%
   61 - 90 Days                       1,478            0.41%               988       0.26%
   Over 90 Days                       4,470            1.23%            10,917       2.90%
                                   --------            ----           --------       ----
                                      5,948            1.64%            13,792       3.66%
                                   --------            ----           --------       ----

Non-residential:
   31 - 60 Days                      12,226            1.02%             8,827       0.71%
   61 - 90 Days                       2,422            0.20%                18       ----
   Over 90 Days                      12,660            1.05%            12,262       0.99%
                                   --------            ----           --------       ----
                                     27,308            2.27%            21,107       1.70%
                                   --------            ----           --------       ----

Commercial:
   31 - 60 Days                         929            1.26%                 2       ----
   61 - 90 Days                        ----            ----               ----       ----
   Over 90 Days                           6            0.01%              ----       ----
                                   --------            ----           --------       ----
                                        935            1.27%                 2       ----
                                   --------            ----           --------       ----

Consumer:
   31 - 60 Days                       2,462            2.73%             1,517       1.85%
   61 - 90 Days                         769            0.85%               521       0.63%
   Over 90 Days                         409            0.45%               512       0.62%
                                   --------            ----           --------
                                      3,640            4.03%             2,550       3.10%
                                   --------            ----           --------       ----

Total:
   31 - 60 Days                      79,149            0.69%            75,020       0.66%
   61 - 90 Days                      26,809            0.23%            29,246       0.26%
   Over 90 Days                     128,061            1.11%           144,706       1.27%
                                   --------            ----           --------       ----
                                   $234,019            2.03%          $248,972       2.19%
                                   ========            ====           ========       ====
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